                                                        DRAFT OF MARCH 9, 1994


                              555,000 SHARES

                         HERITAGE MEDIA CORPORATION



                            CLASS A COMMON STOCK
                              ($.01 par value)


                           SUBSCRIPTION AGREEMENT

                                                                 London, England
                                                           _______________, 1994




TO:   CS FIRST BOSTON LIMITED
      GOLDMAN SACHS INTERNATIONAL
      J.P. MORGAN SECURITIES LTD.


C/O:  CS First Boston Limited ("CSFB")
      2A Great Titchfield Street
      London W1P 7AA

Dear Sirs:

      The stockholders listed in Schedule A hereto (the "Selling
Stockholders") propose severally to sell to the several Managers named in Schedule B hereto (the "Managers") 555,000 shares (the "Securities") of the Class A Common Stock, par value $.01 per share, of Heritage Media Corporation, an Iowa corporation (the "Company") (such 555,000 shares of the Securities being hereinafter referred to as the "International Firm Securities"). The Selling Stockholders also propose to grant to the U.S. Underwriters (as defined below) and the Managers an option, exercisable by the U.S. Representatives (as defined below), to purchase an aggregate of not more than 371,922 additional shares of Securities (the "Optional Securities") as set forth below and in Schedule A hereto. The International Firm Securities and the Optional
Securities that may be sold to the U.S. Underwriters (the "International Optional Securities") are herein collectively called the "International Securities". The shares of the Securities to be sold by the Selling
Stockholders will be issued by the Company upon conversion by the Selling Stockholders of shares of the Class C Common Stock, par value $.01 per share, of the Company (the "Outstanding Class C Shares").

      It is understood that the Company is concurrently entering into an Underwriting Agreement, dated the date hereof (the "Underwriting Agreement"), with certain underwriters listed in Schedule A thereto (the "U.S. Underwriters"), for whom CS First Boston Corporation, Goldman Sachs & Co. and J.P. Morgan Securities Inc. are acting as representatives (the "U.S. Representatives"), relating to the concurrent sale of 3,145,000 shares of the Securities (the "U.S. Firm Securities", which together with the Optional Securities that may be sold to the U.S. Underwriters by the Selling Stockholders (the "U.S. Optional Securities") are hereinafter called the "U.S. Securities") in the United States and Canada (the "U.S. Offering"). The U.S. Securities and the International Securities are collectively referred to as the "Offered Securities". To provide for the coordination of their activities, the U.S. Underwriters and the Managers have entered into an Agreement Between the U.S. Underwriters and Managers which permits them, among other things, to sell the Offered Securities to each other for purposes of resale.

      The Company, the Selling Stockholders and the Managers wish to record the arrangements agreed to between them for the subscription and issue of the International Securities as follows:

1 .   REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLING
STOCKHOLDERS.

            (A) The Company represents and warrants to, and agrees with, the Selling Stockholders and the Managers that:

                (I)    A registration statement (No. 33-       ) relating to
            the Offered Securities, including a form of prospectus relating to the U.S. Securities and a form of prospectus relating to the International Securities being offered in the International Offering, has been filed with the Securities and Exchange Commission ("Commission") and either (A) has been declared effective under the Securities Act of 1933 ("Act") and is not proposed to be amended or (B) is proposed to be amended by amendment or post-effective amendment. If the Company does not propose to amend such registration statement and if any post-effective amendment to such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent such amendment has been declared effective by the Commission. For purposes of this Agreement, "Effective Time" means (A) if the Company has advised you that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission, or (B) if the Company has advised you that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. "Effective Date" means the date of the Effective Time. Such registration statement, as amended at the Effective Time, including all material incorporated by reference therein and including all information (if any) deemed to be a part of such registration statement as of the Effective Time pursuant to Rule 430A(b) under the Act, is hereinafter referred to as the "Registration Statement", and the form of prospectus relating to the U.S. Securities and the form of prospectus relating to the International Securities, each as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Act or (if no such filing is required) as included in the Registration Statement, including all material incorporated by reference in each such prospectus, are hereinafter referred to as the "U.S. Prospectus" and the "International Prospectus", respectively, and collectively as the "Prospectuses".

                (II) If the Effective Time is prior to the execution and delivery of this Agreement: (A) on the Effective Date, the Registration Statement conformed in all respects to the requirements of the Act and the rules and regulations of the Commission ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) on the date of this Agreement, the Registration Statement conforms, and at the time of filing of each of the Prospectuses pursuant to Rule 424(b), the Registration Statement and each of the Prospectuses will conform, in all respects to the requirements of the Act and the Rules and Regulations, and none of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If the Effective Time is subsequent to the execution and delivery of this
            Agreement: on the Effective Date, the Registration Statement and each of the Prospectuses will conform in all respects to the requirements of the Act and the Rules and Regulations, and none of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The two preceding sentences do not apply to statements in or omissions from the Registration Statement or either of the Prospectuses based upon and in conformity with written information furnished to the Company by the Selling Stockholders or by any U.S. Underwriter through you or by any Manager through CSFB, in each case, specifically for use therein.

                (III) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act except for any such rights which have been waived by such person or which are being satisfied by the registration of the Offered Securities.

                (IV) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in either of the Prospectuses any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectuses; and, since the respective dates as of which information is given in the Registration Statement and the Prospectuses, there has not been any change in the capital stock, short-term debt or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in either of the Prospectuses.

                (V) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case, free and clear of all liens, encumbrances and defects except such as are described in the Prospectuses or such as do not materially affect the value of such property and do not interfere in any material respect with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

                (VI) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Iowa, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectuses, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; and each such subsidiary is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, or the Company is subject to no material liability or disability by reason of any failure of each such subsidiary to be so qualified.

                (VII) The Company has an authorized capitalization as set forth in the Prospectuses, and all of the issued shares of capital stock of the Company, including the Outstanding Class C Shares have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectuses; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying shares and except as set forth in each of the Prospectuses) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

                (VIII) The unissued shares of the Securities to be issued upon conversion of the Outstanding Class C Shares and sold to the Underwriters hereunder and under the Subscription Agreement have been duly and validly authorized and, when issued and delivered upon such conversion, will be duly and validly issued and fully paid and non-assessable and will conform to the description thereof contained in the Prospectuses.

                (IX) The execution, delivery and performance of this Agreement and the Underwriting Agreement, the conversion of the Outstanding Class C Shares, the issuance of the Offered Securities, and the sale of the Offered Securities by the Selling Stockholders and the compliance by the Company and the Selling Stockholders with all of the provisions of this Agreement and the Underwriting Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument (including, without limitation, any license or authorization granted by the Federal Communications Commission (the "FCC")) to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the conversion of the Outstanding Class C Shares, the issuance of the Offered Securities, the sale of the Offered Securities or the consummation by the Company and the Selling Stockholders of the transactions contemplated by this Agreement and the Underwriting Agreement, except the registration under the Act of the Offered Securities, such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Offered Securities by the U.S. Underwriters and the Managers, and such authorizations and approvals as may be required by the FCC, which have been obtained and which are in full force and effect.

                (X) Other than as set forth or contemplated in the Prospectuses, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.



                (XI) The financial statements included and incorporated by reference in the Registration Statement present fairly (A) in the case of the consolidated financial statement, the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of operations and the cash flows of the Company and its subsidiaries for the periods specified and (B) in the case of the unconsolidated financial statements of the Company, the financial position of the Company as of the dates indicated and the results of operations and the cash flows of the Company for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The financial statement schedules incorporated by reference in the Registration Statement present fairly the information required to be stated therein. The selected financial data included in the Prospectuses present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included and incorporated by reference in the Registration Statement.

                (XII) KPMG Peat Marwick, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

                (XIII) This Agreement and the Underwriting Agreement have been duly authorized, executed and delivered by the Company.

                (XIV) Neither the Company nor any of its subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, except for such defaults that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.

                (XV) The Company and its subsidiaries each own, possess or have obtained all material agreements, governmental licenses, permits, certificates, consents, orders, approvals and other authorizations necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted; each of the Company's and its subsidiaries' radio and television broadcast properties is being operated in substantial compliance with the terms and conditions of the licenses issued therefor by the FCC and with all statutes, regulations and governmental proceedings or matters involving federal communications laws and policies; and neither the Company nor any of its subsidiaries have received any notice of proceedings relating to revocation or modification of any such licenses, permits, certificates, consents, orders, approvals or authorizations.

                (XVI) The Company and its subsidiaries each own or possess, or can acquire on reasonable terms adequate patent, patent licenses, trademarks, service marks and trade names necessary to carry on their businesses as presently conducted, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any patents, patent licenses, trademarks, service marks or trade names that in the aggregate, if the subject of an unfavorable decision, ruling or finding, could materially adversely affect the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.

            (B) Each Selling Stockholder severally represents and warrants to, and agrees with, the several Managers that:

                (I) Such Selling Stockholder has valid and unencumbered title to the Outstanding Class C Shares in respect of which the Securities to be sold by such Selling Stockholder will be issued, and, on the Closing Date hereinafter mentioned will have, valid and unencumbered title to the Securities to be sold by such Selling Stockholder and full right, power and authority to enter into this Agreement and the Underwriting Agreement, to convert the Outstanding Class C Shares and to sell, assign, transfer and deliver the Securities to be sold by such Selling Stockholder hereunder and thereunder; and upon the delivery of and payment for the Securities hereunder, the Managers will acquire valid and unencumbered title to the shares of the Securities to be sold by such Selling Stockholder.

                (II) On the Effective Date and at the time of filing of each of the Prospectuses pursuant to Rule 424(b), the statements included in the Registration Statement and each of the Prospectuses based upon and in conformity with written information furnished to the Company by the Selling Stockholder specifically for use therein will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.



2.    COVENANTS.

      The Company covenants and agrees with the several Managers and the Selling Stockholders that:

            (A) If the Effective Time is prior to the execution and delivery of this Agreement, the Company will file each of the Prospectuses with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by CSFB, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifth business day after the Effective Date. The Company will advise the Managers promptly of any such filing pursuant to Rule 424(b).

            (B) The Company will advise the Managers promptly of any proposal to amend or supplement the registration statement as filed or the related prospectuses or the Registration Statement or either of the Prospectuses and will not effect such amendment or supplementation without the consent of the Managers; and the Company will also advise the Managers promptly of the effectiveness of the Registration Statement (if the Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of the Registration Statement or either of the Prospectuses and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

            (C) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act, any event occurs as a result of which either or both of the Prospectuses as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend either or both of the Prospectuses to comply with the Act, the Company promptly will prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither CSFB's consent to, nor the Managers' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5.

            (D) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its security-holders an earnings statement covering a period of at least 12 months beginning after the Effective Date which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, "Availability Date" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes the Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter.

            (E) The Company will furnish to the Managers copies of the Registration Statement (four of which will be signed and will include all exhibits), each preliminary prospectus relating to the International Securities, the International Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Managers request.

            (F) The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Managers designate and will continue such qualifications in effect so long as required for the distribution.

            (G) During the period of five years hereafter, the Company will furnish to the Managers, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Managers (i) as soon as available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Securities Exchange Act of 1934 or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Managers may reasonably request.

            (H) The Company will use its best efforts to list, subject to notice of issuance, the Offered Securities on the American Stock Exchange.

            (I) The Company will pay all expenses incident to the performance of the obligations of the Company and the Selling Stockholders under this Agreement and will reimburse the Managers for any expenses (including fees and disbursements of counsel) incurred by them in connection with the qualification of the Offered Securities for sale under the laws of such jurisdictions as you designate and the printing of memoranda relating thereto, for the filing fee of the National Association of Securities Dealers, Inc. relating to the Offered Securities and for expenses incurred in distributing preliminary prospectuses and the Prospectuses (including any amendments and supplements thereto) to the Managers.

            (J) The Company will indemnify and hold harmless the Managers against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Offered Securities and on the execution and delivery of this Agreement.

            (K) No action has been or, prior to the completion of the distribution of the Offered Securities, will be taken by the Company in any jurisdiction outside the United States and Canada that would permit a public offering of the Offered Securities, or possession or distribution of the International Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus issued in connection with the offering of the Offered Securities, or any other offering material, in any country or jurisdiction where action for that purpose is required.

      Each of the Company and the Selling Stockholders agrees with the Managers that it will not offer, hypothecate, sell, agree to sell, contract to sell or otherwise dispose of any additional shares of its Class A Common Stock or any security convertible into or exchangeable for Class A Common Stock without your prior written consent for a period of 90 days in the case of the Selling Stockholders, and 60 days in the case of the Company, after the date of each of the Prospectuses other than to the U.S. Underwriters or the Managers pursuant to the U.S. Underwriting and Subscription Agreements and other than
(a) pursuant to any employee stock option plan, stock ownership plan, stock bonus plan, stock compensation plan, dividend reinvestment plan of the Company in effect on the date of the Prospectuses, (b) issuances of Class A Common Stock issuable upon the conversion of securities or the exercise of warrants (if any) outstanding at the date of the Prospectuses and (c) issuances of Class A Common Stock or Class C Common Stock issuable pursuant to the exercise of Settlement Rights.

      Notwithstanding the provisions of the Registration Rights Agreement, dated as of February 28, 1992, between the Company and Heritage Investments, Inc. ("HHI") and the Master Equity Registration Rights Agreement, dated as of July 19, 1989, among the Company and the stockholders identified therein, including HC Crown Corp. ("HC Crown") relating the priority of participation among stockholders, the Selling Stockholders agree to the allocation of the U.S. Firm Securities and the Optional Securities as set forth in Schedule A of the Underwriting Agreement and of the International Firm Securities and the International Optional Securities set forth in Schedule A hereto.


3.    PURCHASE, SALE, DELIVERY AND PAYMENT.

      On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Selling Stockholders agree to sell to the Managers, and the Managers agree, severally and not jointly, to purchase from the Selling Stockholder, at a
purchase price of U.S. $       per share (representing the offering price of
U.S. $      per share less a selling concession of U.S. $       per share) the
respective numbers of shares of International Firm Securities set forth opposite the names of the Managers in Schedule B hereto.

      The Selling Stockholders will deliver the International Firm Securities to CSFB for the account of each Manager, against payment of the purchase price thereof in U.S. dollars by certified or official bank check or checks in New York Clearing House (next day) funds drawn to the order of each of the Selling Stockholders at the office of Sullivan & Cromwell, 125 Broad Street, New York, New York 10004, at 10:00 A.M., New York time, on ______________, 1994, or at such other time not later than seven full business days thereafter as the Company and CSFB determine, such time being herein referred to as the "First Closing Date". The certificates for the International Firm Securities so to be delivered will be in definitive form, in such denominations and registered in such names as CSFB requests, and will be made available for checking and packaging at the above office of CS First Boston Corporation, Avenue Plaza, New York, New York or, at the option of CSFB, at the office of The Depositary Trust Company, at least 24 hours prior to the First Closing Date.

      In addition, upon written notice from the U.S. Representatives given to the Selling Stockholders and the Company not more than 30 days subsequent to the date of the initial public offering of the Offered Securities, the U.S. Underwriters and the Managers may purchase all or less than all of the Optional Securities, which in the case of the Managers shall be at the purchase price per Security to be paid for the International Firm Securities. Unless otherwise agreed between the U.S. Representatives and CSFB, Optional Securities to be so purchased by the Managers shall be in the same proportion as the International Firm Securities bear to the Firm Securities. If the number of Optional Securities to be purchased is less than or equal to the number of shares set forth opposite the name of HC Crown Corp. in Schedule A to the Underwriting Agreement under the caption "Total Number of Optional Securities to be Sold" then all of the Optional Securities shall be purchased from HC Crown Corp. and HC Crown Corp. agrees to sell such shares; to the extent the number of Optional Securities exceeds such amount, the balance shall be purchased from Heritage Investments, Inc. and Heritage Investments, Inc. agrees to sell such shares, up to the number of shares set forth opposite its name in Schedule A to the Underwriting Agreement under the caption "Total Number of Optional Securities to be Sold." The International Optional Securities shall be purchased for the account of each Manager in the same proportion as the number of shares of International Firm Securities set forth opposite such Manager's name in Schedule A hereto bears to the total number of shares of International Firm Securities (subject to adjustment by the U.S. Representatives to eliminate fractions) and may be purchased by the Managers only for the purpose of covering over-allotments made in connection with the sale of the International Firm Securities. No Optional Securities shall be sold or delivered unless the International Firm Securities and the U.S. Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be surrendered and terminated at any time upon notice by the U.S. Representatives to the Selling Stockholders.

      The time for the delivery of and payment for the International Optional Securities, being herein referred to as the "Second Closing Date", which may be the First Closing Date (the First Closing Date and the Second Closing Date, if any, being sometimes referred to as a "Closing Date"), shall be determined by the U.S. Representatives but shall be not later than seven full business days after written notice of election to purchase Optional Securities is given. The Selling Stockholders will deliver the International Optional Securities to CSFB for the accounts of the several Managers, against payment of the purchase price therefor by certified or official bank check or checks in New York Clearing House (next day) funds drawn to the order of each of the Selling Stockholders, at the above office of Sullivan & Cromwell. Payment shall be made in U.S. dollars. The certificates for the International Optional Securities will be in definitive form, in such denominations and registered in such names as CSFB requests upon reasonable notice prior to the Second Closing Date and will be made available for checking and packaging at the above office of CS First Boston Corporation, at a reasonable time in advance of the Second Closing Date.

      The Selling Stockholders will pay to the Managers as aggregate compensation for their commitments hereunder and for their services in connection with the purchase of the International Securities and the management of the offering thereof, if the sale and delivery of the International Securities to the Managers provided herein is consummated, an
amount equal to U.S. $      per International Security, which may be divided
among the Managers in such proportions as they may determine. Such payment will be made on the First Closing Date in the case of the International Firm Securities and on the Second Closing Date in the case of the International Optional Securities that may be sold to the Managers by way of deduction by the Managers of said amount from the purchase price for the International Securities referred to above.

4.    OFFERING BY THE MANAGERS.

      It is understood that the Managers propose to offer the International Securities for sale to the public as set forth in the International Prospectus.

5.    CONDITIONS PRECEDENT.

      The obligations of the several Managers to purchase and pay for the International Firm Securities on the First Closing Date and any International Optional Securities on the Second Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their obligations hereunder and to the following additional conditions precedent:


            (A)  Upon the signing of this Agreement and on such Closing
      Date, there shall have been delivered to the Managers letters, dated the date of delivery thereof (which, if the Effective Time is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to the Effective Time) in the case of the first letter and dated such Closing Date in the case of the second letter, of KPMG Peat Marwick confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and in the agreed form.

            (B) If the Effective Time is not prior to the execution and delivery of this Agreement, the Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or such later date as shall have been consented to by CSFB. If the Effective Time is prior to the execution and delivery of this Agreement, each of the Prospectuses shall have been filed with the Commission in accordance with the Rules and Regulations and Section 2(a) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Managers, shall be contemplated by the Commission.

            (C) On or prior to such Closing Date there shall have been delivered to the Managers opinions, each in the agreed form, dated such Closing Date, of:

                (i)    Crouch & Hallett, L.L.P., counsel for the Company;

                (ii) Wayne Kern, Senior Vice President and Secretary of the Company;

                (iii) Akin, Gump, Strauss, Hauer & Feld, special regulatory counsel for the Company;

                (iv) Dwight C. Arn, counsel for HC Crown Corp. and ___________________, counsel for Heritage Investments, Inc.;

                (v)    Sullivan & Cromwell, United States counsel to the
            Managers;

      and copies of such other resolutions, consents, authorizations, documents, opinions and certificates as the Managers may reasonably require.

            (D) At such Closing Date (i) the representations and warranties of the Company set forth herein shall be true and correct at, and as if made on, such Closing Date; (ii) the Company shall have performed all of its obligations hereunder to be performed on or before such Closing Date; and (iii) the Managers shall have received a certificate, dated such Closing Date, of the President or any Vice-President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectuses, there has been no material adverse change in the financial position or results of operation of the Company and its subsidiaries except as set forth in or contemplated by the Prospectuses or as described in such certificate.

            (E) On such Closing Date, the U.S. Underwriters shall have purchased the U.S. Firm Securities or the U.S. Optional Securities, as the case may be, pursuant to the Underwriting Agreement.

      Documents described as being "in the agreed form" are documents which are in the forms which have been initialled for the purpose of identification by Sullivan & Cromwell, copies of which are held by the Company and CSFB with such changes as CSFB may approve.

      The Company will furnish the Managers with such conformed copies of such opinions, certificates, letters and documents as CSFB reasonably requests.

      If any of the conditions set forth in this Section 5 are not satisfied on or prior to such Closing Date, the parties hereto shall be released and discharged from their respective obligations hereunder (except for the liability of the Company for the payment of costs and expenses as provided in
Section 2 and for the respective obligations of the parties hereto pursuant to
Section 6), provided, that if any such conditions are not satisfied with respect to any International Optional Securities to be purchased by the Managers after the First Closing Date, the parties shall not be so released and discharged with respect to the International Firm Securities. The Managers (or CSFB on their behalf) may at their discretion, however, waive compliance with the whole or any part of this Section 5.

6.    INDEMNIFICATION AND CONTRIBUTION.

            (A) The Company will indemnify and hold harmless each Manager against any losses, claims, damages or liabilities, joint or several, to which such Manager may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, either of the Prospectuses, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Manager for any legal or other expenses reasonably incurred by such Manager in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Manager through you specifically for use therein.

            (B) The Selling Stockholders will severally indemnify and hold harmless each Manager against any losses, claims, damages or liabilities, joint or several, to which such Manager may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, either of the Prospectuses, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or any Manager by such Selling Stockholder through you specifically for use therein, and will reimburse each Manager and the Company and for any legal or other expenses reasonably incurred by such Manager or the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

            (C) Each Manager will severally indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, either of the Prospectuses, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Manager through you specifically for use therein, and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

            (D) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) of this Section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a), (b) or (c) of this Section. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

            (E) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) as between the Company and the Selling Stockholder on the one hand and the Managers on the other, in such proportion as is appropriate to reflect the relative benefits received by the Selling Stockholder on the one hand and the Managers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholder, on the one hand and the Managers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Selling Stockholder on the one hand and the Managers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the U.S. Securities (before deducting expenses) received by the Selling Stockholder bear to the total underwriting discounts and commissions received by the Managers. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholder, or the Managers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection
      (e). Notwithstanding the provisions of this subsection (e), no Manager shall be required to contribute any amount in excess of the amount by which the total price at which the shares of the U.S. Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Managers' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

            (F) The obligations of the Company, the Selling Stockholders and the several Managers under this Section shall be in addition to any liability which the Company, the Selling Stockholders or the several Managers may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act, to each director of the Selling Stockholders and to each person, if any, who controls the Selling Stockholder within the meaning of the Act, and to each person, if any, who controls any Manager within the meaning of the Act.

7.    DEFAULT OF MANAGERS.

      If any Manager or Managers default in their obligations to purchase International Securities hereunder on either the First or Second Closing Date and the aggregate number of shares of International Securities that such defaulting Manager or Managers agreed but failed to purchase does not exceed 10% of the total number of International Securities that the Managers are obligated to purchase on such Closing Date, CSFB at its sole discretion may make arrangements satisfactory to the Company for the purchase of such International Securities by other persons, including any of the Managers, but if no such arrangements are made by such Closing Date the non-defaulting Manager or Managers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the International Securities that such defaulting Manager or Managers agreed but failed to purchase on such Closing Date. If any Manager or Managers so default and the aggregate number of shares of International Securities with respect to which such default or defaults occur exceeds 10% of the total number of International Securities that the Managers are obligated to purchase on such Closing Date, and arrangements satisfactory to CSFB and the Company for the purchase of such International Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Manager or the Company, except as provided in Section 8 (provided that if such default occurs with respect to International Optional Securities after the First Closing Date, this Agreement will not terminate as to the International Firm Securities). As used in this Agreement, the term "Manager" includes any person substituted for a Manager under this Section 7. Nothing herein will relieve a defaulting Manager from liability for its default.

8.    TERMINATION.

      Notwithstanding anything herein contained, CSFB on behalf of the Managers may, by notice to the Company, terminate this Agreement at any time before payment is made to the Company if there shall have occurred subsequent to the execution and delivery of this Agreement (A) a change in U.S. or international financial, political or economic conditions or currency exchange rates for the U.S. dollar or exchange controls of the U.S. dollar and other applicable currencies as would, in the judgment of CSFB, be likely to prejudice materially the success of the proposed issue, sale or distribution of the International Securities, whether in the primary market or in respect of dealings in the secondary market, or (B) (I) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or its subsidiaries which, in the judgment of CSFB, materially impairs the investment quality of the International Securities; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange or the American Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by United States Federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by the United States Congress or any other substantial national or international calamity or emergency if, in the judgment of CSFB, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the International Securities, provided that if any such termination pursuant to this Section 8 occurs after the First Closing Date, this Agreement will not terminate as to the International Firm Securities.

      If the Managers shall elect to terminate this Agreement as provided in this Section 8, the Company shall be notified promptly by CSFB. If this Agreement is terminated pursuant to Section 7 or this Section 8 or if the purchase of the International Securities by the Managers is not consummated for any reason permitted under this Agreement, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to
Section 2 and the respective obligations of the Company and the Managers pursuant to Section 6 shall remain in effect, regardless of the cause of such termination or nonconsummation. If the purchase of the International Securities by the Managers is not consummated for any reason, other than solely because of the termination of this Agreement pursuant to Section 7 or the occurrence of any event specified in subsection 8(A) or clause (iii),
(iv) or (v) of subsection 8(B), the Company will reimburse the Managers for all out-of-pocket expenses (including fees and expenses of counsel) reasonably incurred by them in connection with this Agreement and the offering of the International Securities.

9.    SURVIVAL OF REPRESENTATIONS AND OBLIGATIONS.

      The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Managers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Manager, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the International Securities.

10.   GOVERNING LAW.

      This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the choice of law provisions thereof.

11.   NOTICES.

      Any notification to be given hereunder shall be delivered in person or sent by letter, telex or telephone (but in the case of notification by telephone with subsequent confirmation by letter or telex) addressed, in the case of notification to (A) the Selling Stockholders, or either of them, to both HC Crown Corp. at ____________________ (Attention: _______________) and
Heritage Investments, Inc. at __________________ (Attention:         ) and
(B) the Managers, to them, c/o CS First Boston Limited, 2A Great Titchfield Street, London W1P 7AA, England (Attention: Company Secretary), or to such other address as any party shall notify the other parties in writing; provided, however, that any notice to a Manager pursuant to Section 6 will be delivered, mailed, telexed or telephoned and confirmed to such Manager. Any notice given hereunder shall take effect at the time of receipt.

12.   SUCCESSORS.

      This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 6, and no other person will have any rights or obligations hereunder.

13.  COUNTERPARTS.

      This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

      Please confirm that this letter correctly sets out the arrangements agreed upon among us.

                                  Very truly yours,


                                  HC CROWN CORP.


                                  BY:
                                      -----------------------------------------
                                      [NAME]
                                      [TITLE]


                                  HERITAGE INVESTMENTS, INC.


                                  BY:
                                      -----------------------------------------
                                      [NAME]
                                      [TITLE]


TO:  HC Crown Corp.
     Heritage Investments, Inc.

     We confirm that the foregoing letter correctly sets out the arrangements agreed upon among us.


                                  Yours faithfully,


                                  CS FIRST BOSTON LIMITED


                                  BY:
                                      -----------------------------------------
                                      [NAME]


                                  GOLDMAN SACHS INTERNATIONAL
                                  J.P. MORGAN SECURITIES LTD.

                                  EACH BY ITS DULY AUTHORIZED ATTORNEY-IN-FACT:





                                  ---------------------------------------------
                                  [NAME]

                               SCHEDULE A
                          PURCHASE COMMITMENTS



                                                          TOTAL
                                                        NUMBER OF
                                                      INTERNATIONAL
                                                     FIRM SECURITIES
MANAGER                                              TO BE PURCHASED

- -------                                              ---------------
CS First Boston Limited.......................
Goldman Sachs International...................
J.P. Morgan Securities Ltd....................










                                                     ---------------
      Total...................................        555,000
                                                     ---------------
                                                     ---------------